Exhibit 21.   Subsidiaries of the Registrant

Name of Subsidiary [State or Country of Incorporation]

Domestic Subsidiaries

McD Asia Pacific, LLC [Delaware]

McDonald’s Deutschland, Inc. [Delaware]

McDonald’s Development Italy, Inc. [Delaware]

McDonald’s International Property Company, Ltd. [Delaware]

McDonald’s Real Estate Company [Delaware]

McDonald’s Restaurant Operations Inc. [Delaware]

McDonald’s USA, LLC [Delaware]

Foreign Subsidiaries

Closed Joint Stock Company “Moscow-McDonald’s” [Russia]

Golden Arches Finance of Canada L.P. [Canada]

Golden Arches Restaurants Sdn. Bhd. [Malaysia]

Guangdong Sanyuan McDonald’s Food Company Limited [China]*

HanGook McDonald’s Co. Ltd. [South Korea]

McKim Corporation [South Korea]

Klinger Grundstücksverwaltungsgesellschaft m.b.H. [Austria]

Limited Liability Company “McDonald’s” [Russia]

McD APMEA Holdings Pte. Ltd. [Singapore]

McD Europe Franchising S.à r.l. [Luxembourg]

McDonald’s Australia Limited [Australia]

McDonald’s Beteiligungs GmbH [Germany]

McDonald’s Danmark ApS [Denmark]

McDonald’s France, S.A.S. [France]

McDonald’s Franchise G.m.b.H. [Austria]

McDonald’s Gesellschaft m.b.H. [Austria]

McDonald’s GmbH [Germany]

McDonald’s Grundstücksholding GmbH [Germany]

McDonald’s Immobilien GmbH [Germany]

McDonald’s Liegenschaftsverwaltungs Gesellschaft m.b.H. [Austria]

McDonald’s Nederland B.V. [Netherlands]

McDonald’s Norge A/S [Norway]

McDonald’s Polska Sp. z o.o [Poland]

McDonald’s Real Estate LLP [United Kingdom]

McDonald’s Restaurants (Hong Kong) Limited [Hong Kong]

McDonald’s Restaurants (New Zealand) Limited [New Zealand]

McDonald’s Restaurants (Shenzhen) Company Limited [China]

McDonald’s Restaurants (Taiwan) Co., Ltd. [Taiwan]

McDonald’s Restaurants Limited [United Kingdom]

McDonald’s Restaurants Pte. Ltd. [Singapore]

McDonald’s Restaurants of Canada Limited [Canada]

McDonald’s Suisse Development Sàrl [Switzerland]

McDonald’s Suisse Franchise Sàrl [Switzerland]

McDonald’s Suisse Holding Sàrl [Switzerland]

McDonald’s Suisse Restaurants Sàrl [Switzerland]

Restaurantes McDonald’s, S.A. [Spain]

Sistemas McDonald’s Portugal Lda [Portugal]

Svenska McDonald’s AB [Sweden]

Zero Five AS [Norway]

The names of certain subsidiaries have been omitted because they do not constitute significant subsidiaries. These include, but are not limited to: McDonald’s APMEA, LLC [Delaware]; McDonald’s Europe, Inc. [Delaware]; McDonald’s International, LLC [Delaware]; McDonald’s Latin America, LLC [Delaware]; and other domestic and foreign, direct and indirect subsidiaries of the registrant.

[ ]	Brackets indicate state or country of incorporation and do not form part of corporate name.

*	This subsidiary is not wholly owned by the registrant.